Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

333 WEST WACKER DRIVE

CHICAGO, ILLINOIS 60606-1285

June 3, 2009

American Capital Agency Corp.

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the filing of a shelf registration statement on Form S-3, dated June 1, 2009 (together with the prospectus filed therewith, the “Registration Statement”), with the Securities and Exchange Commission on June 1, 2009, by American Capital Agency Corp., a Delaware corporation (“ACAC”). The Registration Statement relates to, among other things, the issuance and sale from time to time of the following securities of ACAC: (i) shares of common stock, par value $.01 per share, of ACAC (“Common Stock”), to be issued and sold by ACAC (the “Primary Shares”), (ii) shares of preferred stock, par value $.01 per share, of the ACAC (the “Preferred Shares”), in one or more series to be designated, (iii) such indeterminate number of shares of Common Stock and Preferred Shares as may be issued upon conversion, redemption, repurchase, exchange or exercise of any Preferred Shares (collectively, the “Indeterminate Securities”) and (iv) up to 2,500,000 shares of Common Stock to be sold by American Capital, Ltd. (formerly known as American Capital Strategies, Ltd.) (the “Secondary Shares”). The Primary Shares, the Preferred Shares, the Secondary Shares and the Indeterminate Securities are collectively referred hereinto as the “Offered Securities.” We have acted as tax counsel to ACAC in connection with, and have participated in the preparation of, the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of ACAC (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of ACAC and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware.

American Capital Agency Corp.

June 3, 2009

Consequently, we have relied on your representation that the facts, statements, representations, and covenants presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with the statements in the Officers’ Certificate. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) ACAC and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed, and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to ACAC or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

Commencing with ACAC’s initial taxable year that ended on December 31, 2008, ACAC has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, ACAC’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of ACAC’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the headings “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP